Stitch Fix Announces Share Repurchase Authorization of $150 Million

SAN FRANCISCO, Jan. 6, 2022 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, today announced that its Board of Directors has authorized a share repurchase program where Stitch Fix may purchase up to $150 million of its Class A common stock.
“This share repurchase program reflects the confidence we have in our strategy, unique value proposition and the growth potential ahead for Stitch Fix, which we believe is not reflected in the current market valuation,” said Elizabeth Spaulding, CEO of Stitch Fix. “As a company, we are committed to creating long-term, sustainable value for our shareholders and our employees, and believe a share repurchase program, in addition to the disciplined investments we are making, will allow us to unlock the long term opportunity we see ahead. We remain relentlessly focused on continuing to build and improve on our unique client experience in the months and years to come as we continue on our journey to become the global destination for personalized shopping, styling and inspiration.”
Under the repurchase program, Stitch Fix may purchase shares of its Class A common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions, or other means, including through Rule 10b5-1 trading plans. The timing and actual number of shares repurchased will be determined by management depending on a variety of factors, including stock price, trading volume, market conditions and other general business considerations. The repurchase program has no expiration date and may be modified, suspended, or terminated at any time.
Repurchases under this program will be funded from the company’s existing cash and cash equivalents or future cash flow. As of October 30, 2021, Stitch Fix had $400.5 million in cash, cash equivalents, and marketable securities. The Company had 83,193,536 shares of Class A common stock and 25,601,420 shares of Class B common stock outstanding as of October 30, 2021.
About Stitch Fix, Inc.
Stitch Fix is the world's leading online personalized shopping experience. Our unique business model combines the human touch of expert Stylists with the precision of advanced data science. Since our founding in 2011, we’ve served as a trusted style partner to millions of people, helping adults and kids get dressed every day feeling like their best selves. The Stitch Fix team is building a transformative and inclusive ecommerce model, an ecosystem of shopping experiences based on convenience and guided discovery that makes it radically simple and delightful for customers to discover and buy what they love. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to our intention to repurchase shares of our common stock pursuant to the repurchase program, the sources and available funding for such repurchases, and statements regarding our expectations for future financial performance, including our strategy, unique value proposition, growth potential, and long term opportunity. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the market price of our common stock; our ability to complete repurchases under the repurchase program in the amount authorized, or at all; the impact of the repurchase program on our business and financial condition; the ongoing COVID-19 pandemic, our responses to the pandemic and the responses of clients, competitors, suppliers, governmental authorities, and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 2021. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We are not updating or reaffirming previously issued guidance, which was based on assumptions as of the date of such guidance. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

IR Contact: Tanny Shelburne ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com